Morphic Therapeutic Announces Appointment of Susannah Gray as Member of its Board of Directors
-Otello Stampacchia steps down, Vikas Goyal to leave Morphic Board at the end of current term-
Waltham, MA, April 28, 2021 -- Morphic Therapeutic (Nasdaq: MORF), a biotechnology company developing oral integrin therapies, today announced the appointment of Susannah Gray to its Board of Directors. Ms. Gray is an accomplished leader in healthcare finance and serves as a director on the boards of multiple healthcare companies. Ms. Gray was most recently the executive vice president of finance and strategy at Royalty Pharma.
“Susannah Gray brings a broad range of senior healthcare finance strategy experience to Morphic, with notable accomplishments in capital formation, strategy and corporate governance,” stated Gustav Christensen, chairman of the board of directors of Morphic Therapeutic. “I and the entire Morphic team welcome Susannah and we look forward to her contributions as Morphic continues to advance its portfolio of integrin-targeted oral therapeutics.”
”Morphic Therapeutic has the rare combination of an innovative drug discovery platform coupled with the human and financial resources to create innovative therapies,” commented Susannah Gray. “ I look forward to working with the Morphic team as they advance MORF-057 in clinical development and continue to generate oral integrin drug candidates based on the MInT Platform.”
Susannah Gray is a veteran leader in healthcare finance and strategy with three decades of experience in capital formation, operational management, healthcare asset monetization, investment research and strategy implementation. Ms. Gray is a member of the board of directors of corporate and non-profit institutions including Morphic Therapeutic, 4D Molecular Therapeutics, Maravai Life Sciences, Wesleyan University, Susan G. Komen Foundation and StreetSquash.
Susannah Gray was executive vice president and chief financial officer at Royalty Pharma from 2005-2019. Prior to Royalty Pharma, she served as managing director of fixed income Research at CIBC World Markets and held positions of increasing leadership at Chase Securities and Merrill Lynch. Susannah Gray holds a BA from Wesleyan University and an MBA from Columbia University Business School.
Simultaneously, Otello Stampacchia, Ph.D., has stepped down from the Morphic Board of Directors. Praveen Tipirneni, M.D., president and chief executive officer of Morphic Therapeutic, commented “On behalf of Gustav and the Morphic Board, I want to thank Otello for his counsel and many contributions to Morphic’s growth as it has matured from a preclinical organization based on an ambitious technology to the promising clinical company that we have become.”
“It has been a pleasure to be a part of the Morphic team and I commend the Company for the tremendous progress it has made in advancing several novel oral integrin therapeutic candidates in areas of significant unmet medical need,” said Otello Stampacchia.
Further, Vikas Goyal has determined that he will not stand for re-election to the Morphic Board of Directors when his current term expires. “It has been my privilege and honor to serve as a director of Morphic since the Series A financing of the Company,” commented Vikas Goyal. “Morphic’s notable advances in this technically challenging area of drug development are a testament to the team and the technology, and I wish them continued success.”
“We thank Vikas deeply for his early recognition of the potential to create oral integrin medicines through the MInT platform and his steadfast support of the Morphic team. I also congratulate him on his recent successes at Pandion and look forward to collaborating again in the future,” stated Tipirneni.

About Morphic Therapeutic
Morphic Therapeutic is a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular, and metabolic diseases, fibrosis and cancer. In collaboration with AbbVie, Janssen, and Schrödinger, Morphic is advancing its pipeline and discovery activities using its proprietary MInT platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the MInT Platform’s ability to discover drug candidates, Morphic’s plans to develop and commercialize oral small-molecule integrin therapeutics, any expectations about safety, efficacy, timing and ability to commence or complete clinical studies and to obtain regulatory approvals for its candidates in development, and the ability of its candidates in development to treat serious chronic diseases.

Statements including words such as “believe,” “plan,” “continue,” “expect,” “will,” “develop,” “signal,” “potential,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.
Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties in this press release and other risks set forth in our filings with the Securities and Exchange Commission, including Morphic’s or a partner’s ability to develop, obtain regulatory approval for or commercialize any product candidate, Morphic’s ability to protect intellectual property, the potential impact of the COVID-19 pandemic and the sufficiency of our cash, cash equivalents and investments to fund our operations. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequent quarterly reports on Form 10-Q as well as in other documents that may be subsequently filed by Morphic from time to time with the SEC, in evaluating our forward-looking statements. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.
Contacts
Morphic Therapeutic
Chris Erdman
chris.erdman@morphictx.com
617.686.1718
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